UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2009

HEARTWARE INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-34256	26-3636023
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Newbury Street, Suite 101 Framingham, MA	01701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 508.739.0950

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On March 30, 2009, (March 31, 2009 Australian Eastern Standard Time), HeartWare International, Inc. (NASDAQ: HTWR - ASX: HIN) announced, via the Australian Securities Exchange (“ASX”), that it had commenced international sales of the HeartWare® Ventricular Assist System, with the Company having sold systems in both Europe and Australia over recent weeks.

In Europe, receipt of CE Mark allows the system to be sold as an approved medical device. In Australia, prior to the system being approved by the Therapeutic Goods Administration (TGA), the system is being made available to hospitals at normal commercial pricing under the TGA’s Special Access Scheme. The first international sale was made to St Vincent’s Hospital in Sydney, Australia in mid February. The first sale in Europe was to Hannover Medical Center, Germany.

The company’s U.S. clinical trial has now enrolled 17 patients. Implants have been conducted at 7 centers, including Washington Hospital Center, Jewish Hospital Louisville, Northwestern Memorial Hospital, The University of Michigan Medical Center, The Cleveland Clinic, Ohio State Medical Center and Penn State Hershey Medical Center.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 HeartWare International, Inc. ASX announcement, dated March 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare International, Inc.

Date: March 30, 2009	By:	/s/ David McIntyre
Name: David McIntyre
Title: Chief Financial Officer and Chief Operating Officer